UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2025

Angel Oak Financial Strategies Income Term Trust

(Exact name of registrant as specified in its charter)

Delaware	811-23358	83-1328557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 Peachtree Road NE, Suite 1725 Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (404) 953-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	FINS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 15, 2025, the Fund issued a press release, included herewith as Exhibit 99.1, and by this reference incorporated herein, announcing the results of the Fund’s transferable rights (“Rights”) offering to the holders of the Fund’s common shares (“Common Shareholders”) of beneficial interest (“Common Shares”), which entitled the holders of those Rights to subscribe for up to an aggregate amount of 8,354,213 Common Shares. The Rights exercised in the offering will result in the issuance of 8,354,213 Common Shares.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated May 15, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Angel Oak Financial Strategies Income Term Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Angel Oak Financial Strategies Income Term Trust

Date: May 15, 2025	By:	/s/ Adam Langley
		Name:	Adam Langley
		Title:	President